****** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.



                          SOFTWARE LICENSE AGREEMENT
                                    BETWEEN
                           PHOENIX TECHNOLOGIES LTD.
                                      AND
                           UNICORE ACQUISITION CORP.

     This Software License Agreement ("Agreement") is by and between Phoenix Technologies Ltd., a Delaware corporation, having its principal place of business at 411 East Plumeria Drive, San Jose, CA 95134 ("Phoenix"), through its subsidiary Award Software International, Inc ("Award") and Unicore Acquisition Corp., a Massachusetts corporation having its principal place of business at 1538 Turnpike St., N. Andover, MA 01845 ("Licensee"). Award and Licensee are sometimes hereinafter referred to jointly as "the Parties", or singularly as "a Party", and this Agreement is by and between Phoenix and Licensee.

     WHEREAS, Phoenix and Licensee have entered into an Asset Purchase Agreement ("Purchase Agreement") by which Licensee is purchasing certain assets, and taking on certain liabilities, as defined in the Purchase Agreement, of Unicore Software, Inc. ("Unicore") that are currently held by Phoenix as a result of the merger between Award, the parent company of Unicore, and Phoenix;

     WHEREAS, as part of the Purchase Agreement, Phoenix has agreed to license certain Award software products to Licensee, under the terms and conditions set forth herein, for the purpose of developing Enhancements, as defined herein, in support of End Users of Award Software; and

     WHEREAS, as part of the Purchase Agreement, Licensee has agreed to grant back to Award certain licenses to those software products in which title will be transferred to Licensee as part of the Purchase Agreement, as well as for those software upgrades developed by Licensee under this Software License Agreement.

     NOW THEREFORE, the Parties agree to grant each other the following licenses, contingent upon the execution of the Purchase Agreement by the Parties, and performance of all obligations by the Parties under the Purchase Agreement, including the payment by Licensee to Phoenix of the Purchase Price referenced therein, and subject to the terms and conditions set forth herein.

1.0  DEFINITIONS

1.1 "Defect" will mean any mistake, problem, or error which is capable of: (a) reproduction by Phoenix, with respect to the Award Software; or (b) reproduction by Unicore with respect to the Unicore Software, and which causes: (i) an incorrect functioning or non-functioning of the Award or Unicore Software, or
(ii) renders the Award or Unicore Software inoperable, or (iii) causes the Award or Unicore Software to fail to meet the Specifications thereof.

1.2 "Derivative Work" means computer software, which is a Modification that is based on, or incorporating material from, an Enhancement or the Unicore Software, so that the Modification, as a whole, represents an original work of authorship.

1.3 "Enhancement" means any standard revision, Defect correction, Upgrade, update or maintenance release of Award Software, developed by Licensee, including requests by End Users for additional functionality or feature sets to the Award Software.

1.4 "Upgrade" means any change in the Award Software to accommodate new and/or additional peripheral devices
1.5 "Modification" means a revision, augmentation, abridgment, upgrade, addition, adaptation, or other modification to an Enhancement or Unicore Software.

1.6 "End User(s)" mean the end users of a PC that incorporates the Award Software, or utilizes the Award Software as a replacement BIOS.

1.7 "Award Software" means the Award BIOS and Mr. BIOS software products licensed hereunder, in Source Code format, and delivered to Licensee, and all Award patent, copyright, trade secret and other intellectual property rights embodied therein, including all revisions and Updates as provided in the SCAP Appendix 2 attached hereto, and incorporated herein.

****** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.8 "Unicore Software" means the Postcard/TM/, PC Diag/TM/, Quick Disk/TM/, and Millenium/Pro/TM/ hardware products, and their associated software products in Source Code format, and all enhancements, upgrades, revisions, corrections and modifications thereto developed by or for Licensee for a period of one (1) year from execution of this Agreement; as well as all patent, copyright, trade secret and other intellectual property rights embodied therein, the title to which will be transferred to Licensee under the Purchase Agreement.

1.9 "Source Code" means software which is coded in human readable form, and related system level documentation, including comments and procedural code.

1.11 "Specifications" mean the descriptions, and the functional and operational performance specified in the documentation for the Award or Unicore Software and Enhancements licensed hereunder.

2.0  GRANT OF LICENSE.

2.1 To Licensee: For the Initial Term of this Agreement, and all Extensions to the Initial Term pursuant to Section 11.1, Phoenix grants to Licensee, a personal, non-transferable, ***** (except as provided in Section 12.5), royalty bearing license to: (i) use the Award Software to develop new Enhancements, and to use existing Enhancements previously developed by Licensee, solely for the purpose of supporting End Users, and for no other purpose; (ii) to license Enhancements and existing Enhancements to *****; *****; and (iii) to license, pursuant to Section 2.1.1, the existing Enhancements and new Enhancements to End Users, and for no other purpose. Licensee understands and agrees that the nature and intent of the licenses granted hereunder is restricted to End Users, and is not to be interpreted or construed to include *****. Licensee agrees that in any agreement that Licensee enters with End Users for Enhancements that Licensee will ensure that: (a) the End User(s) receive the Enhancement in an object code format only; (b) the End User agrees that the Enhancements will be subject to terms and conditions that protect the intellectual property content of the Enhancement from unauthorized use or disclosure, including reverse engineering of the Enhancement to determine its operation; and (c) that any agreement between Licensee and End Users for the supply of Enhancements specifically holds Phoenix and Award harmless from any liability resulting from the End User(s) use of said Enhancements. Licensee agrees it will hold Phoenix and Award harmless from any liability resulting from the use of said Enhancements by said End Users or third parties; provided, however, that the Enhancements as developed by Licensee, and not the unmodified Award Software, as licensed hereunder for use by Licensee, are the basis for such liability. Unless specifically authorized by Phoenix in writing, each copy of Award Software is provided for use on a single central processing unit. Licensee will embed the copyright notices included with the Award Software on any Enhancement so that such notice is displayed on the post screen or sign-on message of the End User when possible. Licensee will not alter or remove, nor permit any third party to alter or remove, such copyright notices.

2.1.1 Licensee shall have an exclusive appointment to distribute Enhancements, pursuant to Section 2.1(ii) and 2.1(iii) above, for *****, provided that the Enhancements meet all material aspects of the Specifications, and Phoenix's quality standards, as set forth in Appendix A, attached hereto and made part of this Software License Agreement. If Licensee's Enhancements fail to meet all material aspects of the Specifications, or the standards set forth in Appendix A, Phoenix shall notify Licensee of the failure, wherein Licensee shall use its
best efforts to provide a cure. If Licensee fails to   provide a cure for the
failure, to Phoenix's reasonable satisfaction within ninety (90) days, Phoenix shall have the option, in its sole discretion, to: (i) to appoint an alternate primary source for *****; or (ii) terminate the licenses granted hereunder to the Award Software. Licensee agrees that the quality standards set forth in Appendix A include satisfactory customer service to End Users, and that an unreasonable number of valid complaints will be deemed a failure to meet Phoenix's quality standards. Licensee further understands that third parties licensed to use the Award Software may appoint individuals in North America to distribute enhancements and upgrades to End Users, and that Phoenix has no control over such appointments.

2.1.2 Licensee may only have and use the Award Software at Licensee's business location described above. Licensee acknowledges that Award Software presently resides at Licensee's business location described above, and that there is no delivery obligation by Award or Phoenix under this Software License Agreement. Licensee may relocate the Award Software to a different location upon written notice to Phoenix identifying the new location.

2.1.3 Licensee will not sell, transfer, license, distribute, disclose or sublicense the Award Software, or Enhancements thereto, except to the extent authorized under this Software License Agreement. Except as provided herein, no other license, express or implied, by estoppel or otherwise, to any other intellectual property rights is granted herein, and no other rights to the Award Software are granted hereunder except as specifically set forth in this Software License Agreement.

2.1.4 Licensee shall not alter or remove, or permit any third parties to alter or remove, Phoenix, Award and their suppliers' copyright notice from the Award Software or Enhancement thereto. Licensee will include, in all Enhancements, Phoenix and its suppliers' copyright notice embedded in the code and displayed in the Source Code to the Enhancement.

2.1.5 Licensee may not authorize other parties to copy, reproduce, or otherwise use the Award Software or Enhancements thereto, other than on behalf of Licensee as permitted in Section 2.1.7, or to disassemble or reverse engineer the Award

****** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Software and any Enhancements thereto, without the prior written consent of Phoenix, such consent shall not be unreasonably withheld. Licensee has no right to sublicense its rights under Section 2.1 to third parties.

2.1.6 If Licensee is required to use Award Software labels in its supply of Enhancements to End Users, Licensee (a) will promptly and securely affix an applicable Award Software label for each copy of the Enhancement on the integrated circuit or other medium containing the End User's Award Software; and
(b) will not use, reproduce, sublicense, distribute, transfer or ship any copy of an Enhancement without first having complied with the provisions of this
Section 2.1.6. If Phoenix is required to use Unicore Software labels in its licensing of Unicore Software, Phoenix: (a) will promptly and securely affix an applicable Unicore Software label for each copy of the Unicore Software; and (b) will not use, reproduce, sublicense, distribute, transfer or ship any copy of Unicore Software without first having complied with the provisions of this
Section 2.1.6. Licensee currently prints its own Award Software labels, and will continue to print Award Software labels for the purposes of this Section 2.1.6, adhering to the printing guidelines that have been established by Award for such labels. Award currently prints its own Unicore Software labels, and will continue to print Unicore Software labels for the purposes of this Section 2.1.6, adhering to the printing guidelines that have been established for such labels.

2.1.7 Licensee may use the Award Software solely for the purposes of understanding the Award Software, making Enhancements thereto, and creating assembled and compiled object code versions of such Enhancements to support End Users, and distribute said Enhancements in retail market channels, pursuant to the terms and conditions of this Agreement. Licensee will use the Award Software only at the site(s) designated in this Software License Agreement, or in another written document signed by Phoenix. Licensee may disclose the Award Software and Enhancements thereto only to those employees who (i) need to know and access same to accomplish the purposes set forth in this Section 2.1; and (ii) who have signed an agreement with Licensee obligating them (a) not to disclose any of the Award Software or Enhancement except to Licensee's employees who have a similar need to know and who have signed similar agreements and (b) not to use any part of the Award Software or Enhancement thereto for any other purpose other than those permitted in this Software License Agreement. The confidentiality provisions regarding disclosure of the Award Software and any Enhancement will survive any termination of this Agreement and will continue in effect until such time as Phoenix may make the Award Software or any Enhancement available to the public without restrictions on disclosure. Licensee acknowledges that the Award Software and the Enhancements are trade secrets of Phoenix, and Licensee agrees to maintain the Award Software and Enhancements currently existing, and those developed under this Software License Agreement, in a secure fashion, exercising the same degree of care to avoid publication and unauthorized use and disclosure as Licensee employs with Licensee's own most valuable confidential information, and take all necessary precautions to protect the Award Software and any Enhancement from theft and unauthorized disclosure or use. Licensee will always use at least a reasonable amount of care and protection to ensure the security of the Award Software and any Enhancements thereto. Licensee will promptly report any unauthorized disclosure or use, and take all necessary further actions to remedy any unauthorized disclosure or use for which Licensee or its agents are responsible, as reasonably requested by Phoenix in order to prevent or remedy any such violation. Furthermore, Licensee will not sell, transfer, encumber, license, or sublicense the Award Software disclosed hereunder, or any Enhancement other than as expressly permitted under this Software License Agreement.

2.1.8 Licensee has the sole responsibility for supporting Licensee's Enhancements, and assuring that maintenance releases of such Enhancements have equivalent functionality and compatibility with Award Software licensed or used by End Users. Licensee will indemnify and hold Phoenix harmless for any Defects that arise from Licensee's Enhancements.

2.2 To Phoenix: Licensee grants to Phoenix the following perpetual, irrevocable, world wide, fully paid nonexclusive licenses: (i) to make, have made, use, demonstrate, sell, import, export and otherwise distribute or dispose of the Unicore Software as part of Phoenix's software product offering, under existing and future Phoenix trademarks, to its customers and potential customers as Phoenix deems necessary as part of Phoenix's business; (ii) to prepare Modifications and Derivative Works based on the Unicore Software; and use, demonstrate, sell, import, export and otherwise distribute or dispose of said Modification and Derivative Works as part of Phoenix's software product offering, under existing and future Phoenix trademarks, to its customers and potential customers, as it deems necessary as part of Phoenix's business. The licenses granted to Phoenix hereunder include the right to grant sublicensing rights to the Unicore Software, and Modifications and Derivative Works based thereon, to Phoenix customers, wherein the scope of such sublicensing rights shall be within the scope of the licenses granted to Phoenix, but shall not include the right for customers to grant sublicensing rights unless approval is provided by Licensee, which shall not be unreasonably withheld.

2.2.1 Phoenix will not sell, transfer, license, distribute or disclose the Unicore Software except to the extent authorized under this Software License Agreement. Except as provided herein, no other license, express or implied, by estoppel or otherwise, to any other intellectual property rights is granted herein.

2.2.2 Phoenix shall not alter or remove, or permit any third parties to alter or remove, Licensee's and their suppliers' copyright notice from the Unicore Software, or Modification or Derivative Works thereof. Phoenix will include, in all Modifications and Derivative Works, Licensee and its suppliers' copyright notice embedded in the code and displayed in the Source Code to the Modifications or Derivative Works, identifying same as the underlying work in conjunction with Phoenix's own copyright notice for said Modifications or Derivative Works.

****** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.2.3 Phoenix may not authorize other parties to copy, reproduce, or otherwise use the Unicore Software, or to disassemble or reverse engineer the Unicore Software, other than on behalf of, or for the benefit of, Phoenix, or as otherwise authorized under this Software License Agreement, without the prior written consent of Licensee, which shall not be unreasonably withheld.

2.2.4 Phoenix may disclose the Unicore Software only to those employees , contractors and customers (including potential customers) who (i) need to know and access same to accomplish the purposes set forth in this Section 2.2; and
(ii) who have signed an agreement with Phoenix obligating them (a) not to disclose any of the Unicore Software, or Modification thereto, except to Phoenix's employees who have a similar need to know and who have signed similar agreements and (b) not to use any part of the Unicore Software for any other purpose other than those permitted in this Software License Agreement. The confidentiality provisions regarding disclosure of the Unicore Software will survive any termination of this Agreement. Phoenix agrees to maintain the Unicore Software in a secure fashion, exercising the same degree of care to avoid publication and unauthorized use and disclosure as Phoenix employs with its own most valuable confidential information of a like nature, and take all necessary precautions to protect the Unicore Software and any Modification from theft and unauthorized disclosure or use. Phoenix will always use at least a reasonable amount of care and protection to ensure the security of the Unicore Software. Phoenix will promptly report any unauthorized disclosure or use and take any further actions as are reasonably requested by Licensee to prevent or remedy any such violation.

2.2.5 Licensee will provide to Phoenix, for a period of one (1) year after the execution of this Agreement, all updates, upgrades enhancements, modifications, revisions (including the addition of new features and functionality) to the Unicore Software, that are developed by or for Licensee, upon when such updates, upgrades enhancements, modifications, revisions (including the addition of new features and functionality) are first released.

3.  OWNERSHIP.

3.1 Award Software, Enhancements and Derivative Works: Title and full ownership in the Award Software, related documentation, and all copies thereof will remain with Phoenix and/or its suppliers. Phoenix retains the right, subject to the exclusive appointment set forth in Section 2.1.1, to use, copy, modify, sublicense, and distribute the Award Software, and modifications, derivative works and enhancements (including Enhancements) thereto made by or for Phoenix. Licensee will do nothing to infringe upon any rights of Phoenix or others in the Award Software, any other deliverables or documentation. Licensee hereby acknowledges the ownership by Phoenix or its suppliers of the trademarks, copyrights, patent rights, trade secrets and other intellectual property rights for or in the Award Software. Licensee will cooperate with Phoenix, executing all required documents, to ensure that all title to the Award Software is perfected and recorded in Phoenix's name in within two (2) weeks of the Effective Date.

3.1.2 All right, title and interest in and to Enhancements, and any and all modifications to said Enhancements that are made by or for Licensee will remain with Licensee. Licensee will provide Phoenix with a copy, in Source Code form, of any Enhancement or modifications to Enhancements, made by or for Licensee, on a quarterly basis. Subject to the exclusive appointment and confidentiality obligations set forth herein, Phoenix shall have the right to make, have made, use, demonstrate, sell, sublicense, import, export and otherwise distribute or dispose of the Enhancements, or modifications thereto, in any manner Phoenix deems appropriate in conducting its business. Any derivative work, as defined under U.S. Copyright Laws, prepared by or for Licensee that is based on the Award Software shall be classified as a "Work Made For Hire" and are and will remain the sole and exclusive property of Phoenix. Licensee agrees that regardless of whether such derivative works, or any portions thereof are legally Works Made For Hire, all such derivative works to the Award Software, and any portions thereof, will be the sole and exclusive property of Phoenix, and Licensee hereby assigns to Phoenix all rights therein and in all related intellectual property rights. Licensee hereby waives any and all moral rights, as defined under the Berne Convention, in such works to the extent permitted by law. At Phoenix's request and expense, Licensee will assist and cooperate with Phoenix in all respects and will execute documents reasonably requested by Phoenix to acquire, transfer, maintain, and perfect such intellectual property rights. Licensee represents and warrants that: (a) any derivative works and any and all modifications of the Award Software and Enhancements thereto made by Licensee are the original work of Licensee; and (b) that any derivative works and any and all modifications of the Award Software and Enhancements made by Licensee will not infringe upon any rights of Phoenix or any third party.

3.2 Unicore Software: Upon execution of the Purchase Agreement, and subject to the compliance of all terms and conditions therein by Licensee, title and full ownership in Unicore Software will vest to Licensee, and ownership in said Unicore Software and all copies thereof, will remain with Licensee. Licensee retains the right to use, copy, modify, sublicense and distribute the Unicore Software, and modifications and enhancements thereto made by or for Licensee. Phoenix will take no action that, to the best of its knowledge, would infringe upon Licensee's rights to the Unicore Software. Phoenix hereby acknowledges the ownership by Licensee of the intellectual property embodied in the Unicore Software. Phoenix will cooperate with Licensee in the execution of all required documents to ensure that title is perfected and recorded in Licensee's name within two (2) weeks of the Effective Date. Licensee shall supply Phoenix with all such documents.

****** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.2.1 Any and all Modifications, including Derivative Works, to the Unicore Software made by or for Phoenix will remain the property and responsibility of Phoenix. Phoenix shall have the right to make, have made, use, demonstrate, sell, sublicense, import, export and otherwise distribute or dispose of the Modification or Derivative Works, in any manner Phoenix deems appropriate in conducting its business. Phoenix will have the right to register copyrights of its Derivative Works (as a derivative work) and will have the responsibility of defending them. Any Derivative Work will contain Licensee's copyright notice embedded in the code and displayed in the Source Code to the Derivative Work.



4.  CONFIDENTIALITY.

The Award Software, and Enhancements related thereto, include Phoenix confidential and proprietary information and will remain the confidential and proprietary information of Phoenix and/or its third party suppliers; likewise the Unicore Software, and Modifications and Derivative Works thereof includes confidential and proprietary information of Licensee and will remain the confidential and proprietary information of Licensee ("Confidential Information"). Confidential Information shall also include any and all technical data, user's manuals, and information supplied by Phoenix to Licensee, and by Licensee to Phoenix. As used herein a Party receiving Confidential Information shall be a "Recipient" and a Party disclosing Confidential Information shall be a "Disclosing Party". Confidential Information communicated verbally by the Disclosing Party shall be identified as confidential at the time it is first communicated and shall be described in writing within thirty (30) business days of disclosure. Recipient of Confidential Information shall use reasonable efforts to prevent the disclosure of the Confidential Information in any form, except as identified herein for the purposes of this Agreement. Recipient may only disclose Confidential Information to its employees whose duties require such access and who are obligated to maintain the information in confidence. This obligation of confidentiality with respect to the Recipient of Confidential Information from a Disclosing Party shall not apply to information which is shown to be (i) available to the public other than by breach of this Agreement by Recipient; (ii) rightfully received by Recipient from a third party without breach of a duty to the Disclosing Party; (iii) independently developed by Recipient's employees without use of the Confidential Information; or (iv) known to Recipient prior to first receipt from the Disclosing Party and with no restriction of confidentiality. Unless otherwise provided for herein, the Confidential Information will be safeguarded until such time as the Disclosing Party makes the Confidential Information available to the public without restrictions on disclosure. Recipients of Confidential Information will use at least the same degree of care Recipient uses to protect its own most confidential information but in no event less than reasonable care. Recipient agrees to not disclose to third parties the existence or terms of this Agreement, except where obligated by law to do so.

5.0  PHOENIX'S LIMITED WARRANTY AND REMEDIES

5.1 Phoenix warrants that the Award Software, as delivered by Phoenix to Licensee hereunder will, for a period of three months after delivery of such Award Software to Licensee, perform in accordance with the Specifications.

5.1.2 During the warranty period, Phoenix will repair Defects in the Award Software which cause the Award Software to fail to conform to the Specifications, provided Licensee has given Phoenix written notice of such Defect.

5.1.3 Upon receiving a Defect notice from Licensee, Phoenix will have five (5) working days in which to acknowledge whether or not the Defect exists. In the event that the Defect exists, Phoenix will have twenty (20) working days in which to correct the Defect.

5.1.4 If Phoenix is unable to correct any Defect after reasonable efforts, Licensee may either (i) correct the Defect itself; or (ii) have a third party, acceptable to Phoenix, provide the correction, wherein Phoenix's acceptance shall not be unreasonably withheld provided the third party is under an agreement that protects the intellectual and trade secret content of the Award Software from unauthorized disclosure or use. If Phoenix and Licensee agree that the Defect substantially reduces the value of the Award Software to Licensee, Licensee may terminate the license granted by Phoenix for the Award Software. Licensee's termination of its licenses under the Award Software shall not affect the licenses granted Phoenix for the Unicore Software, which shall remain in full force and effect.

5.1.5 THIS SECTION 5 SETS FORTH LICENSEE'S SOLE AND EXCLUSIVE REMEDIES FOR THE PERFORMANCE OR NONPERFORMANCE OF THE AWARD SOFTWARE AND FOR ANY WARRANTY CLAIM WITH RESPECT TO THE AWARD SOFTWARES. THE WARRANTY ABOVE WILL BECOME NULL AND VOID WITH RESPECT TO ANY AWARD SOFTWARE THAT HAS BEEN MODIFIED IN ANY WAY BY ANYONE OTHER THAN PHOENIX, WHETHER OR NOT SUCH MODIFICATIONS WERE PERMITTED HEREUNDER.

5.1.6 Disclaimer of All Other Warranties. PHOENIX MAKES NO WARRANTIES, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE AWARD SOFTWARE OTHER THAN THE ONES EXPRESSLY SET FORTH IN THIS SECTION 5, AND PHOENIX EXPRESSLY DISCLAIMS ANY SUCH WARRANTIES, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT. NO AGENT OF PHOENIX IS AUTHORIZED TO ALTER OR EXPAND THE WARRANTY OBLIGATIONS OF PHOENIX AS SET FORTH IN THIS SECTION 5.

****** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.


6.0  LICENSEE'S LIMITED WARRANTY AND REMEDIES

6.1 Licensee warrants that the Unicore Software and Enhancement developed by Licensee will, for a period of three months after delivery to Phoenix, perform in accordance with the Specifications. For the Millenium/Pro software/firmware ("Millenium Pro"), Licensee further warrants that prior to delivery of the Millenium Pro, and all Enhancements thereto developed by Licensee, to Award, that the Millenium Pro and all such Enhancement will be tested for Y2K compliance, using the compliance test specified by the NTSL on February 15, 1998 for Y2K compliance. If other compliance test updates are issued by the NTSL, and if the Millenium Pro does not comply with the test updates issued by the NTSL, Licensee will immediately notify Phoenix of the non-compliance. Licensee will not deliver ant Millenium Pro product that does not meet the Y2K compliance criteria. Licensee will fully indemnify and defend Award under Section 8.1 for any violation of this Y2K compliance warranty.

6.1.2 During the warranty period, Licensee will repair Defects in the Unicore Software and Enhancement which cause the Unicore Software or any Enhancement to fail to conform to the Specifications, provided Phoenix has given Licensee written notice of such Defect.

6.1.3 Upon receiving a Defect notice from Phoenix, Licensee will have five (5) working days in which to acknowledge whether or not the Defect exists. In the event that the Defect exists, Licensee will have twenty (20) working days in which to correct the Defect.

6.1.4 If Licensee is unable to correct any Defect after reasonable efforts, Phoenix shall have the option to either: (i) correct the Defect itself; or (ii) have a third party, acceptable to Licensee, provide the correction, wherein Licensee's acceptance shall not be unreasonably withheld provided the third party is under an agreement that protects the intellectual and trade secret content of the Unicore Software from unauthorized disclosure or use. If Phoenix believes that the Defect substantially reduces the value of the Unicore Software to Phoenix, Phoenix may terminate the license granted by Licensee for the Unicore Software. Phoenix's termination of its licenses under the Unicore Software shall not affect the licenses granted Licensee for the Award Software, which shall remain in full force and effect.

6.1.5 THIS SECTION 6 SETS FORTH PHOENIX'S SOLE AND EXCLUSIVE REMEDIES FOR THE PERFORMANCE OR NONPERFORMANCE OF THE UNICORE SOFTWARE AND ANY MODIFICATIONS TO THE UNICORE SOFTAWRE DEVELOPED BY LICENSEE, AND FOR ANY WARRANTY CLAIM WITH RESPECT TO THE UNICORE SOFTWARE AND ANY MODIFICATION THERETO DEVELOPED BY LICENSEE. THE WARRANTY ABOVE WILL BECOME NULL AND VOID WITH RESPECT TO ANY UNICORE SOFTWARE THAT HAVE BEEN MODIFIED IN ANY WAY BY ANYONE OTHER THAN PHOENIX, OR LICENSEE OR THIRD PARTIES AUTHORIZED TO PERFORM SUCH MODIFICATIONS, OR AS PERMITTED HEREUNDER.

6.1.6 Disclaimer of All Other Warranties. LICENSEE MAKES NO WARRANTIES, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE UNICORE SOFTWARE OR ANY DEVELOPED MODIFICATIONS OTHER THAN THE ONES EXPRESSLY SET FORTH IN THIS SECTION 6, AND LICENSEE EXPRESSLY DISCLAIMS ANY SUCH WARRANTIES, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT. NO AGENT OF LICENSEE IS AUTHORIZED TO ALTER OR EXPAND THE WARRANTY OBLIGATIONS OF LICENSEE AS SET FORTH IN THIS SECTION 6.

7.  LIMITATION OF LIABILITY.   For the purposes of this Agreement, Phoenix shall
not be liable for any property damage, personal injury, loss of profits, interruption of business or any special, consequential or incidental damages, however caused, whether for breach of warranty, contract, strict liability or otherwise. Phoenix disclaims all liability, including liability for infringement of any intellectual property rights relating to the Award Software or other Confidential Information provided under this Agreement. Licensee agrees that Licensee is assuming full responsibility for any and all risks and liability of any type, whether known or unknown, relating to Licensee's exercise of the license rights to the Award Software granted to Licensee herein. Phoenix shall under no circumstances be liable to Licensee, any End User or other third party, that receives Enhancements or NRE services from Licensee, for damages of any kind whatsoever arising out of or based upon a claim that the Award Software, or any modifications thereof, violates any patent, copyright, trade secret or other intellectual property right of any third party; Licensee shall defend, indemnify and hold Phoenix harmless from all such allegations and/or claims pursuant to Section 8 hereunder. Licensee shall under no circumstances be liable to Phoenix, or other third party, that receives Modifications to the Unicore Software, or Derivative Works base thereon from Phoenix, for damages of any kind whatsoever arising out of or based upon a claim that the Modifications or Derivative Works, as developed by Phoenix, violates any patent, copyright, trade secret or other intellectual property right of any third party, provided that the basis for the claim is not cause by the Unicore Software alone. Phoenix shall defend, indemnify and hold Licensee harmless from all such allegations and/or claims pursuant to Section 8 hereunder.

8.  INDEMNIFICATION

8.1  Indemnification of Phoenix      Licensee will at its expense indemnify and
hold harmless Phoenix, and at Phoenix's option defend Phoenix, from any and all actions, claims, costs, liabilities, losses, and expenses including, but not
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requested with respect to the omitted portions.

limited to, reasonable attorneys' fees and cost of suit incurred by Phoenix as a result of or arising from: (i) Licensee's use, misuse or modification of the Award Software and use, misuse, sale and distribution of Enhancements thereto to End Users and authorized third parties; (ii) arising out of or resulting from Licensee's performance of NRE services, and any product or deliverable resulting therefrom; and (iii) for Phoenix's use and incorporation of Unicore Software as part of Phoenix's commercial software product line, including allegations, claims, disputes or proceedings alleging that the Unicore Software or any Enhancement infringes upon the patent or copyright of a third party, or that the Unicore Software or any Enhancements wrongfully incorporates trade secrets of a third party. The foregoing obligations upon Licensee apply only if: (i) Phoenix promptly gives Licensee written notice of any claims and/or threatened claims; (ii) Phoenix allows Licensee to direct and control the defense and/or settlement of the claim; and (iii) Phoenix provides Licensee with the authority, information and assistance (at Licensee's expense) that Licensee reasonably requests to defend the claim, gives all relevant and available evidence in Phoenix's possession (subject to an acceptable confidentiality agreement), and gives reasonable assistance to Licensee in the defense of such claim or threatened claim.

8.2  Indemnification of Licensee     Phoenix will at its expense indemnify and
hold harmless Licensee, and at Licensee's option defend Licensee, from any and all actions, claims, costs, liabilities, losses, and expenses including, but not limited to, reasonable attorneys' fees and cost of suit incurred by Licensee as a result of or arising from Phoenix's use, sale and distribution of Modifications and Derivative Works to the Unicore Software developed by Phoenix, provided however, that the Modifications and/or Derivative Works as developed by Phoenix, and not the Unicore Software alone, are the basis for any such action or claim.

9.0  PAYMENT

9.1 Licensee agrees to pay Phoenix a royalty of: (a) ***** percent for the first ***** dollars in net revenue; and thereafter (b) ***** percent of the net revenue, that Licensee receives in the sale, licensing, supply, and distribution of: (i) the Unicore Software; and (ii) the Enhancements to End Users, as of the Effective Date of this Software License Agreement, and pursuant to the transfer of title to the Unicore Software under the Purchase Agreement, and the licenses granted hereunder. Licensee will submit royalty reports to Phoenix, on a form approved by Phoenix, before the end of the month following each calendar quarter after the Effective Date of this Agreement. Each report will accurately set forth the number of units of each Enhancement sold, or otherwise distributed or disposed of by Licensee during such quarter. Each such report will be accompanied by payment of all royalty amounts due to Phoenix pursuant to said report. Licensee's obligations to furnish quarterly royalty reports and to make quarterly royalty payments to Phoenix will continue as long as Licensee sells or distributes Enhancements. Royalty reports are required even if Licensee reports no such sales or other distributions or disposals of Enhancements. If Licensee stops providing Enhancements, Licensee will promptly submit to Phoenix a written notice, a final quarterly royalty report, a final royalty payment in the full amount of all royalty amounts due to Phoenix, and a written certification that it has stopped distributing Enhancements based upon the Award Software to End Users. No moneys paid hereunder are refundable unless specifically provided for in this Agreement.

9.2 Royalty fees payable by Licensee to Phoenix hereunder do not include any taxes or charges imposed by any federal, state, local, or foreign jurisdiction. Licensee will pay any and all such taxes and charges (other than taxes based on Phoenix's net income).

9.3 If a foreign government requires taxes to be withheld on payments to be made by Licensee hereunder, then to the extent Phoenix is entitled to and can utilize a US Foreign Tax Credit for such taxes, Licensee may deduct such taxes from the amount owed to Phoenix and pay them to the appropriate tax authority. Licensee will obtain and deliver to Phoenix a receipt and all other documents necessary for Phoenix to claim a Foreign Tax Credit.

9.4 Once per calendar year Phoenix may audit or have a mutually agreed upon independent nationally recognized accounting firm audit the records and supporting documentation of Licensee relating to the number of Enhancements shipped, distributed, transferred, or otherwise disposed of by Licensee to determine whether Licensee has correctly reported and calculated the royalty fees due Phoenix hereunder. If the Parties cannot mutually agree on a third party auditor, the selection of the firm to conduct the audit shall be made by the two firms initially selected. To facilitate the audit, Licensee will give the auditors reasonable access, during normal business hours, to Licensee's premises where such records and documentation are located, provided that such auditors have executed a confidentiality agreement prior to such access. If an audit discloses an underpayment of royalties, Licensee will immediately pay Phoenix the additional royalties due, together with interest thereon from the original payment due date at the rate of one percent per month or the highest rate allowed by law (whichever is less). Phoenix and Licensee will bear their own expenses incurred in the audit; however, if an audit discloses an underpayment of royalties of five percent (5%) or more of the total royalties originally due for the period being audited, Licensee will reimburse Phoenix for all expenses incurred by Phoenix in the audit.

10.0  SUPPORT ,TRAINING, MAINTENANCE AND NRE
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10.1 Licensee will provide support, maintenance and training to Phoenix, and End
Users via telephone consultation only, at no additional charge to Phoenix, for the Award Software and Enhancements thereto. Support, maintenance and training may include, but may not be limited to, (i) consultation and advice on the use of the Award Software and Enhancements; (ii) assistance in problem determination; (iii) correction of Defects in the Award Software and Enhancements; and (iv) development of Upgrades for End Users. Licensee agrees to provide reasonable and adequate service and support to all its customers and users of Licensee's products for any Enhancements contained in Licensee's Products. An unreasonable number of valid complaints that remain unresolved for an unreasonable amount of time, regarding the support and service offered by Licensee shall be deemed a violation of the Quality standards set forth by Phoenix. Licensee will bear all expenses associated with its support of its customers and End Users. Phoenix will bear all costs for its employees traveling to Licensee's site to receive such training on Enhancements, and may request that such training include Unicore Software.

10.2 Phoenix shall provide limited support, assistance and documentation, as well as assistance with updates to the Award Software, to the extent necessary to enable Licensee to develop Enhancements to the Award Software, and upgrades thereto. Updates to the Award Software will be available to Licensee through the traditional code drop process utilized by Award and Licensee. If Phoenix makes the Award Software available to its other licensees under Phoenix's SCAP Program, updates will be then be provided to Licensee under the SCAP Program, a copy of the terms for such a Program are attached hereto as Appendix B. If the method of obtaining updates under the SCAP Program is not satisfactory to Licensee, Phoenix will work with Licensee to determine a mutually acceptable alternative method for Licensee to obtain updates. Licensee may attend Phoenix training classes at Phoenix's normal training rate.

10.3 Licensee will provide NRE services to End Users at said End User's request, or at Phoenix's request if the End User has solicited Phoenix to perform such NRE services. Phoenix will refer End User's making such a request to Licensee, wherein Licensee will independently negotiate and contract directly with the End User's for the performance of such services. Licensee will notify any such End User that Phoenix is not a party to such services, and will have no responsibility for the actions or work performed by Licensee in conduction such NRE services. To the extent that Licensee retains ownership of the work product developed while performing the NRE services, and that such work product is based upon the Award Software, Licensee will provide Phoenix a license under such work product pursuant to Section 2.2. Phoenix and Award shall additionally provide referrals to Licensee on their web sites, as well as at trade shows where Phoenix and/or Award are presenting Award Software.

11.0  TERM AND TERMINATION.

11.1 This Software License Agreement will have an Initial Term of ***** years ("Initial Term") from the Effective Date, or until this Agreement is terminated by mutual agreement, for default, and/or as otherwise provided herein. This Software License Agreement may be renewed and extended ("Extentions") upon receipt by Phoenix of Licensee's intention to renew and extend the Initial Term, six (6) months prior to the expiration of the Initial Term. Upon Phoenix's receipt of the Licensee's request, this Software License Agreement may be extended for an additional period of Three (3) years, with subsequent Three (3) year Extensions available upon Phoenix's receipt of Licensee's request for additional extensions of the Term within the time parameters provided herein. Any such Extension shall be automatically granted by Phoenix, provided that Licensee has performed in accordance with the rights and restrictions set forth in this Agreement in all material respects, and met the Quality requirements in both its Enhancements and service and support of End Users in all material respects. If during the Initial Term or an Extension, Phoenix reasonably believes Licensee has not satisfactorily met the Quality requirements in a material , or has conducted itself in such a manner that Phoenix reasonably believes may cause harm to Phoenix, Phoenix will notify Licensee and Licensee will be required to cure the Quality problem to the reasonable satisfaction of Phoenix, which shall not be unreasonably denied. If Licensee fails to provide a satisfactory cure, Phoenix may reject the request for any Extension to this Agreement, and Licensee's rights under the Award Software shall terminate. Phoenix's rights granted under the Unicore Software shall remain in full force and effect, pursuant to section 11.4.

11.2 Either party may terminate their respective license grant for material breach of either the Purchase Agreement, or this Software License Agreement, by providing thirty (30) days written notice, unless the breach is corrected within the thirty (30) day period after such notice. If Award is the terminating party, the licenses granted to Licensee under this Software License Agreement shall be suspended until a cure for the action resulting in Award initiating the termination is reached

11.3 Material breach on the part of Licensee will include, but not be limited to, breach of the confidentiality, warranty or indemnification obligation of either the Purchase Agreement or this Software License Agreement, misuse of the licenses granted hereunder, the filing of a voluntary or involuntary petition to declare insolvency or bankruptcy which is not dismissed within forty five (45) days; making an assignment or other arrangement for the benefit of creditors; being dissolved or liquidated; or being party to a merger, consolidation, or other corporate reorganization in which a Party hereunder to such a merger, consolidation, or other corporate reorganization is not the survivor.

11.4 Upon termination of the license granted herein, the Party subject to the termination will stop reproducing, selling, distributing or sublicensing the use of copies of the relevant (Award or Unicore) Software (including Enhancements in the case of Award Software), and will deliver the Software, and all other material pertaining to the Software, to the notifying
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Party, and will warrant that all said materials have been returned except for those properly distributed by Licensee prior to the date of termination. The termination of licenses granted hereunder will not affect the rights granted to the other Party not subject to the termination, wherein such Party's rights shall continue in full force and effect.

11.5 Licensee and Phoenix will remain obligated under this Agreement, including the payment of royalties, for transactions that have already been completed and to those parts of this Agreement relating to confidentiality, warranties, indemnity, limitation of liability, and obligations upon termination.

12.0.  GENERAL.

12.1 Licensee and Phoenix agree that this Software License Agreement constitutes the complete agreement and understanding between the parties with respect to the subject matter herein. This Software License Agreement, and the Purchase Agreement, and all Exhibits and Appendices attached hereto, supersedes all prior agreements, understandings, and negotiations, whether written or verbal, with respect to the subject matter herein. No amendment or modification of this Software License Agreement will be effective unless it is set forth in a writing which refers to the particular provisions so amended or modified and is executed by authorized representatives of both Parties.

12.2 Notices will be sent by first class mail, postage prepaid, by courier or other personal delivery or by telecopy (with telephonic confirmation of receipt) to the Parties at the following addresses:

For Phoenix:                    For Licensee:
411 East Plumeria Drive         1538 Turnpike Street
San Jose, CA 95134              North Andover, MA 01845
U.S.A                           U.S.A.
Attn: General Counsel           Attn: President, with copy to:
                                Mark E. Tully, Esq.
                                Devine, Millimet & Branch
                                12 Essex St., P.O. Box 39
                                Andover, MA 01810

or to such other address as a Party designates in writing to the other Party. Notices to Phoenix will be sent to the attention of the Legal Department.

12.3 This Agreement will be governed by and construed in accordance with the internal laws of the State of California, without regard to or application of choice of law rules or principles, with venue for any such disputes which arise in connection with this Agreement being resolved in the state and federal courts in Massachusetts.

12.4 No third party will have any rights under this Agreement. Nothing in this Agreement will constitute the parties to be partners or joint venturers with, or agents or employees of, each other. The parties are independent contractors, and neither Party will have any right or power to create any obligation or responsibility on behalf of the other Party.

12.5 Neither Party may assign its rights under this Agreement without the other party's written consent, which shall not be unreasonably withheld. This Section notwithstanding, either Party hereunder may assign its rights and obligation under this Agreement in conjunction with a merger, acquisition, divestiture or other legal proceeding involving the transfer of a controlling interest of a Party's business, or a party's division, subsidiary or affiliate business. In the event that the third party involved in the merger, acquisition, divestiture or other transfer of a controlling interest is a competitor of the non-assigning Party, the non assigning Party may terminate the licenses granted hereunder to the assigning Party. Any attempted assignment or delegation by not in accordance with this Section will be void and will give the non-assigning Party the right to terminate this Agreement on written notice. Subject to the foregoing,this Agreement will inure to the benefit of and be binding on the respective successors and assigns of the Parties.

12.6 Waiver by either Party of nonperformance or any breach of any provision of this Agreement will not operate as a waiver of any subsequent nonperformance or other breach of the same or any other provision. The failure by a Party to exercise any of its rights under this Agreement will not be deemed to constitute a waiver of any such rights, or other rights or remedies available to such Party.

In witness whereof, the Parties hereto have executed this Agreement on the date specified below by an individual empowered with the requisite corporate authority to do so.

Phoenix: Phoenix Technologies Ltd.

Signature:

Name: ___________________________

Title:___________________________
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Date: November 6, 1998
      _______________________________
Licensee: Unicore Acquisition Corp.

Signature:___________________________

Name:________________________________

Title:_______________________________

Date: November 6, 1998
      _______________________________
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******  Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

                                 ADDENDUM "A"
                                    TO THE
                          SOFTWARE LICENSE AGREEMENT
                                    BETWEEN
                           PHOENIX TECHNOLOGIES LTD.
                                      AND
                            UNICORE SOFTWARE, INC.

     This Addendum A ("Addendum") is entered into as of the last date specified in the execution block below, and by agreement of the Parties, and for the purpose of making each Party whole, is made effective as of October 1, 1999 ("Effective Date") between Phoenix Technologies Ltd., a Delaware corporation having its principal place of business at 411 East Plumeria Drive, San Jose, California 95134 ("Phoenix"), and Unicore Software Inc. a Massachusetts corporation having its principal place of business at 1538 Turnpike St., N. Andover, MA 01845 ("Licensee"). Phoenix and Licensee shall be collectively referred to in this Addendum as "Parties" or singularly as "Party".

Whereas Phoenix through its subsidiary Award Software International, Inc. ("Award") and Unicore Acquisition Corp. have entered into a Software License Agreement (Agreement No. 18430100), dated November 6, 1998 ("Controlling Agreement"), for the licensing of certain Award Software, as defined in the Controlling Agreement;

     Whereas Unicore Acquisition Corp. has changed its name since the Effective Date and is now conducting business as Unicore Software Inc., referred to herein as "Licensee", and now wishes to modify the Controlling Agreement to: (i) add Phoenix's CardWare product as part of the Award Software licensed under the Controlling Agreement, pursuant to the additional terms specified herein; and
(ii) to modify the Controlling Agreement as set forth herein.

     NOW THEREFORE, the Parties agree to modify the Controlling Agreement as follows:

1. Both Parties agree that the Phoenix CardWare product shall be added to and made part of the Controlling Agreements subject to the following additional terms that shall govern the use and distribution of the CardWare product by
   Licensee:

   (a) A new Section 1.12 shall be added as follows: "CardWare" shall mean Phoenix's software solution, in Source Code format, that is PC Card database independent, and utilizes PCMCIA standard Card Information Structure (CIS) that provides "Plug and Play" operation and compatibility for PC cards.

   (b) A new Section 2.1.9 shall be added entitled "CardWare License Grant", and shall set forth the following additional terms and conditions for the use and distribution of CardWare by Licensee:

         2.1.9 (a) For the Initial Term of this Agreement, and all Extensions to the Initial Term pursuant to Section 11.1, Phoenix grants to Licensee, a personal, restricted, non-transferable,*****, royalty bearing license to use CardWare solely for the purpose of: (i) understanding CardWare, making Enhancements thereto; (ii) creating assembled and compiled object code versions of such Enhancements; and
         (iii) distributing said Enhancements *****, pursuant to the terms and conditions of this Agreement, and for no other purpose. Licensee understands and agrees that the nature and intent of the licenses granted hereunder is restricted to: (1) *****, and Licensee will ensure any dealers, distributors, or resellers it engages will market the CardWare product, and all Enhancements thereto, only to those *****; and (2) *****; and Licensee agrees to use its reasonable best efforts to ensure any dealers, distributors, or resellers will market the CardWare product, and all Enhancements thereto, only to those *****. Under no circumstances shall the licenses granted herein, or any *****; for the purposes of the CardWare product, *****.

         2.1.9(b)   Licensee agrees that in any agreement that Licensee enters with ***** for Enhancements that Licensee will ensure that: (a) ***** receive the Enhancement in an object code format only; (b) ***** agree that the Enhancements will be subject to terms and conditions that protect the intellectual property content of the Enhancement from unauthorized use or disclosure, including reverse engineering of the Enhancement to determine its operation; and (c) any agreement between Licensee and ***** for the supply of Enhancements specifically holds Phoenix and Award harmless from any liability resulting from the ***** use of said Enhancements. Licensee agrees it will hold Phoenix and Award harmless from any liability resulting from the use of said Enhancements by said ***** or third parties; provided, however, that the Enhancements as
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         developed by Licensee, and not the unmodified CardWare product, as licensed hereunder for use by Licensee, are the basis for such liability. Unless specifically authorized by Phoenix in writing, each copy of CardWare is provided for use on a single PC.

         2.1.9(c ) Licensee will embed the copyright notices included with the CardWare on any Enhancement so that such notice is displayed on the post screen or sign-on message of the ****** when possible. Licensee will not alter or remove, nor permit any third party to alter or remove, such copyright notices.

         2.1.9(d) Licensee may disclose CardWare and Enhancements thereto only to those employees who (i) need to know and access same to accomplish the purposes set forth in this Section 2.1.9; and (ii) who have signed an agreement with Licensee obligating them (a) not to disclose any of portion of CardWare or any Enhancement except to Licensee's employees who have a similar need to know and who have signed similar agreements; and (b) not to use any part of the CardWare or Enhancement thereto for any other purpose other than those permitted in this Software License Agreement. The confidentiality provisions regarding disclosure of CardWare and any Enhancement will survive any termination of this Agreement and will continue in effect until such time as Phoenix may make CardWare or any Enhancement available to the public without restrictions on disclosure. Licensee acknowledges that CardWare and the Enhancements are trade secrets of Phoenix, and Licensee agrees to maintain the CardWare and Enhancements currently existing, and those developed under this Software License Agreement, in a secure fashion, exercising the same degree of care to avoid publication and unauthorized use and disclosure as Licensee employs with Licensee's own most valuable confidential information of a like nature, and take all necessary precautions to protect the CardWare product and any Enhancement from theft and unauthorized disclosure or use. Licensee will always use at least a reasonable amount of care and protection to ensure the security of the CardWare and any Enhancements thereto. Licensee will promptly report any unauthorized disclosure or use, and take all necessary further actions to remedy any unauthorized disclosure or use for which Licensee or its agents are responsible, as reasonably requested by Phoenix in order to prevent or remedy any such violation. Furthermore, Licensee will not sell, transfer, encumber, license, or sublicense the CardWare product licensed hereunder, or any Enhancement other than as expressly permitted under this Software License Agreement.

         2.1.9(e) Licensee may only have and use the CardWare product at Licensee's business location specified above. Licensee acknowledges that CardWare presently resides at Licensee's business location specified above, and that there is no delivery obligation by Award or Phoenix under this Addendum or Software License Agreement. Licensee may relocate the CardWare product to a different location upon ten (10) days advance written notice to Phoenix identifying the new location.

         2.1.9(f) Licensee will not sell, transfer, license, distribute, disclose or sublicense the CardWare product, or Enhancements thereto, except to the extent authorized under this Software License Agreement. Except as provided herein, no other license, express or implied, by estoppel or otherwise, to any other intellectual property rights is granted herein, and no other rights to CardWare are granted hereunder except as specifically set forth in this Software License Agreement.

              2.1.9(g) Licensee shall not alter or remove, or permit any third parties to alter or remove, Phoenix, Award and their suppliers' copyright notice from the CardWare product or Enhancement thereto. Licensee will include, in all Enhancements, Phoenix and its suppliers' copyright notice embedded in the code and displayed in the Source Code to the Enhancement.

              2.1.9(h) Licensee may not authorize other parties to copy, reproduce, or otherwise use the CardWare product or Enhancements thereto, other than on behalf of Licensee as permitted in this Section 2.1.9, or to disassemble or reverse engineer the CardWare product and any Enhancements thereto, without the prior written consent of Phoenix.

              2.1.9(i) Licensee is required to use Phoenix software labels in its supply of CardWare and/or Enhancements to *****. Licensee (a) will promptly and securely affix an applicable Phoenix software label for each copy of the CardWare and/or Enhancement on the medium containing the ***** CardWare product; and (b) will not use, reproduce, sublicense, distribute, transfer or ship any copy of an Enhancement without first having complied with the provisions of this Section 2.1.9 and the otherwise controlling provisions of this Software License Agreement.
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  (c)  A new Section 3.1.3 shall be added for the CardWare product as follows:

          "Title and full ownership in the CardWare product, Enhancements, related documentation, and all copies thereof will remain with Phoenix and/or its suppliers. Phoenix retains the right to use, copy, modify, sublicense, and distribute the CardWare product, and modifications, derivative works and enhancements (including Enhancements). Licensee will provide Phoenix a copy of all Enhancements developed by Licensee within ten (10) Days of development. Licensee will do nothing to infringe upon any rights of Phoenix or others in the CardWare product, any other deliverables or documentation. Licensee hereby acknowledges the ownership by Phoenix or its suppliers of the trademarks, copyrights, patent rights, trade secrets and other intellectual property rights for or in the CardWare product Any derivative work, as defined under U.S. Copyright Laws, prepared by or for Licensee that is based on CardWare shall be classified as a "Work Made For Hire" and are and will remain the sole and exclusive property of Phoenix. Licensee agrees that regardless of whether such derivative works, or any portions thereof are legally Works Made For Hire, all such derivative works to CardWare, and any portions thereof, will be the sole and exclusive property of Phoenix, and Licensee hereby assigns to Phoenix all rights therein and in all related intellectual property rights. Licensee hereby waives any and all moral rights, as defined under the Berne Convention, in such works to the extent permitted by law. At Phoenix's request and expense, Licensee will assist and cooperate with Phoenix in all respects and will execute documents reasonably requested by Phoenix to acquire, transfer, maintain, and perfect such intellectual property rights. Licensee represents and warrants that: (a) any derivative works and any and all modifications of CardWare and Enhancements thereto made by Licensee are the original work of Licensee; and (b) that any derivative works and any and all modifications of CardWare and Enhancements made by Licensee will not infringe upon any rights of Phoenix or any third party.

  (d) Section 5 of the Controlling Agreement shall be replaced with the following with respect to the CardWare product:

       LICENSEE UNDERSTANDS THAT THE CARDWARE PRODUCT IS BEING PROVIDED "AS-IS", AND THAT PHOENIX MAKES NO WARRANTIES, WHATSOEVER, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING, BUT NOT LIMITED TO ANY WARRANTY OF MERCHANTABILITY, NONINFRINGEMENT, FITNESS FOR ANY PARTICULAR PURPOSE, OR ANY WARRANTY OTHERWISE ARISING OUT OF ANY PROPOSAL, SPECIFICATION, OR SAMPLE. IN NO EVENT WILL PHOENIX OR ITS SUPPLIERS BE LIABLE TO LICENSEE FOR ANY LOSS OF PROFITS, LOSS OF USE, INCIDENTAL, CONSEQUENTIAL, INDIRECT, OR SPECIAL DAMAGES ARISING OUT OF THIS ADDENDUM, WHETHER OR NOT PHOENIX HAD ADVANCE NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. PHOENIX REPRESENTS THAT AS OF THE EFFECTIVE DATE OF THIS AGREEMENT IT IS NOT AWARE OF ANY CLAIM OR ALLEGATION BY ANY THIRD PARTY THAT THE CARDWARE PRODUCT INFRINGES AN ISSUED U.S. PATENT OR REGISTERED U.S. COPYRIGHT HELD BY SAID THIRD PARTY.

  (e) Section 8.2 of the Controlling Agreement shall not apply to the CardWare product.

  (f) Section 9.1 of the Controlling Agreement with respect to the CardWare product, shall be modified as follows:

       (i) Section 9.1.1(a), specifying a royalty rate of ***** percent shall be deleted as of March 5, 1999, and the continuing royalty rate thereafter for the Award Software licensed under the Controlling Agreement (other than CardWare) shall be ***** percent, as stated in 9.1(b), provided Phoenix receives ***** Dollars within Five (5) business days of execution of this Addendum.

       (ii) A new Section 9.5 shall be added for the licensing of CardWare, which shall read as follows:

              Licensee agrees to pay Phoenix, as a prepayment on future royalties for the sale, licensing, supply, and distribution of the CardWare product: (a) ***** Dollars within Ten (10 Days of execution of this Addendum or prior to March 31, 1999; (b) an additional ***** Dollars prior to March 31, 1999; ***** Dollars within Ninety (90) days following execution of this Addendum or prior to June 10, 1999, whichever is earlier. Licensee agrees the royalty rate applicable to the CardWare product that shall be payable to Phoenix shall be ***** percent of the net revenue that Licensee receives from the sale,
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              licensing, supply, and distribution of the CardWare product and
              Enhancements thereto as of the Effective Date of this Addendum. Licensee will submit royalty reports to Phoenix, on a form approved by Phoenix, identifying each CardWare or CardWare Enhancement sale, before the end of the month following each calendar quarter after the Effective Date of this Agreement. Each report will accurately set forth the number of units of each CardWare product or CardWare Enhancement sold, or otherwise distributed or disposed of by Licensee during such quarter. Each such report will be accompanied by payment of all royalty amounts due to Phoenix pursuant to said report. Licensee's obligations to furnish quarterly royalty reports and to make quarterly royalty payments to Phoenix will continue as long as Licensee sells or distributes CardWare products or CardWare Enhancements. Royalty reports are required even if Licensee reports no such sales or other distributions or disposals of CardWare products or CardWare Enhancements. If Licensee stops providing CardWare products or CardWare Enhancements, Licensee will promptly submit to Phoenix a written notice, a final quarterly royalty report, a final royalty payment in the full amount of all royalty amounts due to Phoenix, and a written certification that it has stopped distributing CardWare products or CardWare Enhancements to *****. No moneys paid hereunder are refundable unless specifically provided for in this Agreement.

  (g) Section 10 of the Controlling Agreement shall not apply to CardWare. For Support, Training, Maintenance and NRE (Section 10), the following shall apply for the CardWare product:

         Licensee has the sole responsibility for supporting and maintaining the CardWare product and Licensee's Enhancements, and assuring that maintenance releases of such Enhancements have equivalent functionality and compatibility with the CardWare product licensed or used by *****. Licensee will indemnify and hold Phoenix harmless for any Defects that arise from Licensee's Enhancements. Updates or revisions to the CardWare product will be supplied to Licensee pursuant to the SCAP Program identified in Section 10.2 when they are developed and made available by Phoenix; however, Phoenix shall have no obligation to develop such updates or enhancements, and any such development is at the sole discretion of Phoenix.

  (h) For CardWare, the following Sections of the Controlling Agreement that reference Award Software, those Sections shall also apply to the CardWare product: 1.3, 1.9, 4, 7, 8.1, 9.2, 9.3, 9.4, 11, 12, and all
         Appendixes and Exhibits to the Controlling  Agreement.

2. Section 11.1, with respect to all products licensed under the Controlling Agreement (including CardWare), Section 11.1 shall be modified as follows:

         "...Phoenix reasonably believes Licensee has not satisfactorily met the material aspects of the Quality requirements, or has conducted itself in such a manner that Phoenix reasonably believes may cause harm to Phoenix, Phoenix will notify Licensee and Licensee will be required to cure the Quality problem to the reasonable satisfaction of Phoenix, which shall not be unreasonably denied."

3. Section 11.2, with respect to all products licensed under the Controlling Agreement, Section 11.2 shall be modified to replace the name "Award" with the name "Phoenix".

     Each Party acknowledges that it has read this Addendum, understands it, and agrees to be bound by its terms. This Addendum may only be modified by a written instrument duly executed by authorized representatives of both Parties. The terms and conditions not stated herein shall be as set forth in the Controlling Agreement.

Licensee may not assign this Addendum, except as set forth in the Controlling Agreement and only in conjunction with the Controlling Agreement.

This Addendum is entered into on behalf of the Parties by their duly authorized representatives as identified below.

Phoenix:   Phoenix Technologies Ltd.

Signature:__________________________________

Print Name/Title:___________________________
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******  Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.


Date:__________________________________

Licensee:  Unicore Software Inc.

Signature:_____________________________

Print Name/Title:______________________

Date:__________________________________


                        APPENDIX A (QUALITY GUIDELINES)
                                      TO
                       SOFTWARE LICENSE LICENSE ADDENDUM
                                    BETWEEN
                           PHOENIX TECHNOLOGIES LTD.
                                      AND
                           UNICORE ACQUISITION CORP.


Software Release Policy (Version 1.8a)

Requirements: To release a high quality software product, and provide high quality service and support to ****** that meets or exceeds specified requirements for timeliness and performance expectations. Delivery of products and service to customers shall be made only after all key processes have been successfully completed and quality control ("Quality") has issued the appropriate certification.

General Guideline: At each release category (full deployment, intermediate deployment, early deployment, or engineering), for approved distribution of software without restrictions, the product must have received a Quality certification and gone through the release process (KP011) as defined in the Software Development Handbook, including completion of shipping request in the release database. To receive a Quality certification the criteria defined below must be met. If the Product does not pass the Quality certification criteria, the Quality test report will identify problem areas. Whether the product passes or fails the criteria, the Quality test report may be distributed to the customer. Before any software can be released, it must be archived using the officially sanctioned version control system for that product. For BIOS code, the versions control tool is PVCS/VCM or Microsoft Visual Source Safe.

Exception Procedures: Exceptions to this policy require a written notification to the customer, a project management corrective action plan for the exceptions, and Quality acceptance of the plan. The written notification to the customer includes all deviations from the key processes, including the areas of design specification, code reviews, coding, unit test, quality testing, release notes, list of unresolved defects, and a written schedule for fixing the deviations.
If fixes are not accomplished by the schedule date, within one day the customer will be notified in writing of new schedule.

Full Deployment Release (FD) Criteria (Defined as fully compliant product for unrestricted distribution to customers.)
To receive a Full Deployment Quality certification:
The criteria for the intermediate deployment phase continue to apply and are expanded to include additional criteria.
These checklist items need to be in place.

    A. Customer-ready set of Release Notes that has been reviewed and approved are available.
    B.  All code is under appropriate version control.
    C.  The product has been successfully built.
    D. The release has all components available, has been fully integrated and tested for both function and compatibility criteria.
    E. Product has successfully completed KP09/10. (Validation testing and Problems Resolution)
    F. The OEM release has been successfully tested on the OEM specific platform.
    G. Complete set of user documentation has been reviewed against the product and differences noted and resolved.
If SPRs of severity one or two are not resolved, the product cannot be released. Product must be returned to development engineering for fixing.
If SPRs of severity three or four are detected in validation testing, a conditional release is possible under satisfaction of the following requirements:
    A. Customer receives written notification of all known SPRs and accepts product as is in writing.
    B.  Phoenix provides customer with written schedule for fixing SPRs.
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The Quality score is no higher than 4.

The product has been successfully deployed in all product lines, including desktop, notebook, and server, where applicable. For an OEM, the product has been successfully tested on specific platform.

Intermediate Deployment (ID) Criteria (Defined as broad distribution to primary users to assess production readiness.)
To receive an Intermediate Deployment Quality certification:
    The criteria for the early deployment phase continue to apply and are expanded to include additional criteria.
    These checklist items need to be in place.
    A.  Customer release notes are available for review.
    B.  All code is under appropriate version control.
    C. All features are fully operational; that is, functions perform as required by specification.
    D.  Product has exited KP09/10.  Validation testing complete.
    E.  The OEM release is based on a specific factory CORE code base release.
    F. The OEM release has been successfully validated on OEM specific platform.
    G.  Preliminary user documentation is complete.

    All SPRs of severity 1 and 2 are resolved.
    All Severity 3 and 4 SPRs detected by Quality identified and fixes scheduled.
The Quality score is no higher than 8.
Tested on at least two reference platforms and at least two deployments platforms, completed with feedback/SPRs complying with intermediate deployment definition. For OEM, tested on specific platform.

Preliminary Deployment (PD) Release Criteria (Defined as limited distribution to development partners or OEMs to assess functionality and performance.)
To receive a preliminary deployment Quality certification:
    These checklist items need to be in place.
    A.  Engineering Release notes available.
    B.  All code is under appropriate version control.
    C. The code is architecturally stable; that is, none of the known SPRs require an architectural change.
    D. Product has exited KP08. All features present and code complete. KP09 validation testing complete.
    E. The core production release has been tested on at least one reference platform.
    F. The OEM release has been engineering tested on the OEM platform or an OEM platform that is as similar as possible (functionally and spec-wise) to the target platform.
    G.  Preliminary user documentation is provided.
All SPRs of severity 1 and 2 are resolved.
All Severity 3 and 4 SPRs detected by Quality identified and fixes scheduled.

The Quality score is no higher than 16.

Engineering Release Criteria (Defined as restricted distribution to a target development partner for early functional evaluation with no quality guarantee.)

This is basically a code drop for a customer and typically only binary code is provided. As an exception, source code may be provided if under version control and customer is notified of engineering release status. Typically arrangements are done under a written contractual agreement between Phoenix and the customer; that is, NDA is in place, and licensing IP agreement also exists. This category can also be for "bring-up-BIOS" (early development code with limited functionality) or for sample source code for training.

The Exception policy described above is used to make this type of release All code is under appropriate version control.
It must go through the release process (KP011) as defined in the Software Development Handbook, including completion of shipping request in the release database.

Release notes are available.
Authorized by appropriate managers with notification to Quality authorization required from engineering manager or project manager.

Note that there are several types of engineering release deliverables supplied without Quality testing.

    . There is an evaluation BIOS for a prospective customer. Typically, it is a binary BIOS delivered for evaluations, made up from the development code base. It is build to support a specific chipset configuration. There may not be any defined requirements for this evaluation unit.
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requested with respect to the omitted portions.


    . The custom BIOS is for customers requiring special changes to the standard BIOS. A binary BIOS is delivered. A platform may or may not be available for testing. Even without a test platform, key processes are completed: design, design review, code review, build, and release process KP011.

    . The source code release is the delivery of the BIOS source code that supports a specific configuration that is not available for testing. The criteria are user documentation, release notes, and component quality reports.

    . Partial source code release results when the customer requests code with limited and specific functionality. There is no access to the customer hardware. The criteria are again the completion of the appropriate key process steps.
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with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.


                               APPENDIX B (SCAP)
                                      TO
                          SOFTWARE LICENSE AGREEMENT
                                    BETWEEN
                           PHOENIX TECHNOLOGIES LTD.
                                      AND
                          UNICORE  ACQUISITION CORP.

This Appendix B to the Software License Addendum is entered into by and between Phoenix Technologies Ltd., a Delaware corporation, ("PHOENIX" herein) and Unicore Acquisition Corp. ("LICENSEE" herein), and is made with reference to the following facts and circumstances:

     A. PHOENIX and LICENSEE entered into a Software License Agreement ("Software License") that is being executed concurrently with an Asset Purchse Agreement between PHOENIX, through its subsidiary Award Software International, Inc ("Award"), and pursuant to which PHOENIX and LICENSEE entered into a cross licensing arrangement for certain computer software programs, and Enhancements and Upgrades thereto for
         ******.

     B. Pursuant to Section 10.2 of the Software License, LICENSEE has been granted the right to obtain access to updates and new revisions ("Updates") to the Award Software that have been developed by or for PHOENIX, with one means being a Source Code Access Program.

     C. PHOENIX and LICENSEE desire to define the terms and conditions governing LICENSEE's access and use of the Updates via a Source Code Access Program, as set forth herein.

    NOW, THEREFORE, in consideration of the promises and covenants hereinafter set forth, PHOENIX and LICENSEE agree as follows:

  1. SOURCE CODE ACCESS PROGRAM ("SCAP") FOR PHOENIX UPDATES TO AWARD SOFTWARE

     a.   Source Code Disclosure: Subject to the terms and conditions set out
          ----------------------
     herein, PHOENIX grants to LICENSEE a non-exclusive, and worldwide license to participate in the Phoenix Source Code Access Program ("SCAP") for PHOENIX developed Updates to the Award Software, as defined in the Software License, and to use and modify source code delivered to LICENSEE under the SCAP for development of Enhancements, pursuant to the terms and restrictions defined in the Software License, and for no other purpose.

     LICENSEE may obtain source code disclosure for all Updates which are, or will be made, available during the term of the Software License. LICENSEE shall use the Updates and logical add-on programs only at the sites set out in the Software License, and as permitted in said Software License and this Appendix, and for no other purposes whatsoever.

     LICENSEE shall not disclose any part of the Updates other than to those employees who: (i) need to know said source code in order to understand or modify the Award Software pursuant to the terms and restrictions set forth in the Software License; and (ii) who have signed an agreement with LICENSEE obligating them: (a) not to disclose any of the Update source code except to LICENSEE's employees who have signed similar agreements; and (b) not to use any part of the Update source code for any other purpose other than those permitted in the Software Addendun and this Appendix. Phoenix retains ownership of all intellectual property rights (including patents, copyrights, trademarks and trade secrets) in and relating to the Updates. LICENSEE acknowledges that the Updates are trade secrets of Phoenix and LICENSEE agrees to maintain the Updates in a secure fashion, exercise the same degree of care to avoid publication and unauthorized use and disclosure as LICENSEE employs with its own proprietary and confidential information of a like nature, and take all reasonable precautions to protect the Updates from theft and unauthorized disclosure or use.
     LICENSEE shall promptly report any unauthorized disclosure and take any further actions to remedy any unauthorized
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     disclosure or use for which LICENSEE or its agents are responsible, as are reasonably requested by PHOENIX to prevent or remedy any such violation. The confidentiality provisions of this Appendix shall survive any termination of this Appendix, and shall continue in effect until such time as PHOENIX may make the Updates available to the public without restrictions on disclosure.

b.   Review of SCAP:   The parties agree that from time to time PHOENIX may
     --------------
     request and LICENSEE will allow PHOENIX entry to LICENSEE's premises and access to LICENSEE's records to review the use and internal distribution of the Updates, to meet with LICENSEE's representatives to discuss such use and distribution, and to verify that LICENSEE is in compliance with this Appendix and the terms and conditions of the Software License.

2.   SOURCE CODE ACCESS PROGRAM FEES.


     In partial consideration for the licenses granted by LICENSEE to PHOENIX under the Software License, PHOENIX agrees that LICENSEE access to the Source Code Access Program shall be free of charge, provided LICENSEE is in compliance with all terms of the Software License.

4.   INCORPORATION OF ALL PROVISIONS OF PRIOR AGREEMENT AND SUBSEQUENT APPENDIX.

     Except as expressly set forth herein, this Appendix is subject to each and every provision of the Asset Purchase Agreement and the Software License; each of which is incorporated herein by reference.

5.   ENTIRE AGREEMENT.

     This Appendix, and the incorporated Asset Purchase Agreement and Software License, sets forth the entire agreement and understanding of the parties with respect to LICENSEE's access and use of Award Software Updates, and supersedes all prior and contemporaneous oral and/or written agreements, communications, and understandings relating thereto. Neither party has entered into this Appendix by reason of or in reliance on any representations of fact or opinion which are not expressly set forth herein.

IN WITNESS WHEREOF, PHOENIX and LICENSEE have executed this Appendix as of the day and year first above written.

Phoenix technologies Ltd.             Unicore Acquisition Corp.

By:____________________________       By:_______________________________

Name:__________________________       Name:_____________________________

Title:_________________________       Title:____________________________

Date of Signing:______________        Date of Signing:__________________
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with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.


                     AGREEMENT REGARDING CHANGE IN CONTROL


          This Agreement Regarding Change in Control (the "Agreement"), dated as of March 5, 1999, is made by and between Unicore Software, Inc., a Massachusetts corporation ("Unicore"), and Phoenix Technologies Ltd., a Delaware corporation ("Phoenix").

          WHEREAS, Phoenix and Unicore Acquisition Corporation (now Unicore) are parties to a Software License Agreement dated as of November 6, 1998 (the "License Agreement");

          WHEREAS, TouchStone Software Corporation, a Delaware corporation ("TouchStone"), and the shareholders of Unicore are parties to an Agreement and Plan of Acquisition (the "Acquisition Agreement"), dated as of March 5, 1999, pursuant to which Unicore will be merged (the "Merger") with and into a new Unicore Acquisition Corp. (the "Merger Sub"), a Delaware corporation and a wholly-owned subsidiary of TouchStone, with the Merger Sub as the surviving corporation;

          WHEREAS, following the Merger, Merger Sub will change its name to "Unicore Software, Inc." and will, by operation of law, be subject to all of the rights and obligations of Unicore, as well as all restrictions imposed on Unicore;

          WHEREAS, pursuant to the terms of the License Agreement, the consummation of the Acquisition Agreement and the transactions contemplated thereby may require the consent of Phoenix; and

          WHEREAS, Unicore and TouchStone request the written consent of Phoenix to the Merger.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

          1. Following the Merger, in addition to those material breaches listed in the License Agreement, the occurrence of any of the following shall constitute a material breach of the License Agreement, giving Phoenix the right to terminate the licenses granted by Phoenix under the License Agreement upon satisfaction of the notice and cure provisions set forth in Section 11.2 of the License Agreement:

          (a) the filing by Merger Sub of a voluntary or involuntary petition to declare insolvency or bankruptcy which is not dismissed within forty-five (45) days;

          (b) the making by Merger Sub of an assignment, including assignments to Touchstone or any other affiliate or subsidiary of Touchstone, or other arrangement for the benefit of creditors;

          (c) the filing by TouchStone of a voluntary or involuntary petition to declare insolvency or bankruptcy which is not dismissed within forty-five (45) days;

          (d) the making by TouchStone of an assignment or other arrangement for the benefit of creditors;

          (e) any change in the business model of Merger Sub, Touchstone, or any subsidiary, affiliate or related entity of Merger Sub or Touchstone pursuant to which any of the aforementioned entities develops and markets a product which would be in direct competition with the Award Software (as defined in the License Agreement) licensed to Unicore under the License Agreement; or

          (f)  a change in control or ownership of fifty percent (50%) or more of the voting stock of Touchstone or Merger Sub (collectively, a
               "Change in Control"), if within twenty-one (21) days of its receipt of written notice of the proposed Change in Control: (i)
               Phoenix reasonably determines that the Change in Control would have a material adverse effect on Phoenix; and (2) Phoenix delivers written notice to Merger Sub within such twenty-one (21)
               day period specifying the basis for its reasonable determination that the Change in Control would have a material adverse effect on Phoenix.
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          2.  Following the Merger, neither Phoenix nor Merger Sub may assign its rights under the License Agreement without the other party's written consent, which shall not be unreasonably withheld or delayed.

          3. Phoenix hereby consents to the Merger and the assignment of the License Agreement, by operation of law, to Merger Sub and executes this Agreement to effectuate such consent, and for the purposes of the Merger contemplated herein only, Phoenix, agrees not to exercise its termination right under Section 11.3 of the License Agreement. Following the Merger, Merger Sub shall be entitled to the benefit of all rights of Unicore under the License Agreement and shall be subject to all of the obligations and restrictions of Unicore under the License Agreement.

          4. In the event of any cleanroom or independent development by Merger Sub of Award Software (as defined in the License Agreement) licensed under the License Agreement, other than those developments related to Enhancements or derivative works not otherwise permitted under the terms of the License Agreement, Phoenix and Merger Sub shall enter into a mutually acceptable license agreement which shall provide a reasonable royalty to Phoenix for the licensing and distribution of products based upon said development.

          5. The governing law and venue for disputes regarding this Agreement shall be in accordance with the terms of the License Agreement.

          6. This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of each of the parties hereto, including without limitation, Merger Sub, which is a successor of Unicore.

          7. Each party acknowledges that it has read this Agreement, understands it, and agrees to be bound by its terms. This Agreement may only be modified by a written instrument duly executed by authorized representatives of both parties. The terms and conditions not stated herein shall be governed by the terms of the License Agreement.


                  [Reminder of Page Intentionally Left Blank]
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******  Certain information on this page has been omitted and filed separately
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requested with respect to the omitted portions.

          Executed as an instrument under seal as of the date first set forth above.

                           PHOENIX TECHNOLOGIES LTD.



                           By:__________________________________
                           Name:
                           Title:


                           UNICORE SOFTWARE, INC.



                           By:__________________________________
                           Name:
                           Title: